Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.

Registration Statements (Forms S-8 Nos. 333-132593, 333-141718, 333-149129, 333-151303, 333-162485, 333-164843, 333-171604, 333-176173, 333-180048, 333-186249, 333-189011, 333-194803 and 333-202760) pertaining to the 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan and 2005 Employee Stock Purchase Plan of Alexza Pharmaceuticals, Inc., and (Nos. 333-205860 and 333-207585) pertaining to the 2015 Equity Incentive Plan, 2015 Non-Employee Directors’ Stock Option Plan and 2015 Employee Stock Purchase Plan of Alexza Pharmaceuticals, Inc., and

2.	Registration Statements (Forms S-3 Nos. 333-161804, 333-162582, 333-166514, 333-169649 and 333-182341) and the related prospectuses of Alexza Pharmaceuticals, Inc.;

of our report dated March 13, 2015, with respect to the consolidated financial statements of Alexza Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Alexza  Pharmaceuticals, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Redwood City, California

March 28, 2016